                                                                   EXHIBIT 10.31
                                                                   -------------

                           FORM OF SEVERANCE AGREEMENT
                           ---------------------------

                  This SEVERANCE AGREEMENT ("AGREEMENT") effective as of ____________, 2001 (the "EFFECTIVE Date"), between Gliatech Inc., a Delaware corporation (the "COMPANY"), and [_________________] ("EMPLOYEE").

                  WHEREAS, the Company desires to provide an additional inducement for Employee to continue to remain in the employ of the Company or any entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding voting stock (a "SUBSIDIARY"); and

                  WHEREAS, the Company desires to assure itself of both present and future continuity of management.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees to provide Employee with severance benefits under the following circumstances pursuant to the following terms and conditions:

                  1. TERM. This Agreement shall commence as of the Effective Date and expire as of the close of business on December 31, 2002; PROVIDED, HOWEVER, that commencing on January 1, 2003 and each January 1 thereafter, the term of this Agreement will automatically be extended for an additional year unless, not later than September 30 of the immediately preceding year, the Company or Employee shall have given notice that it or Employee, as the case may be, does not wish to have the term extended (the "TERM").

                  2. DEFINITIONS.

                  (a) "BOARD" means the Board of Directors of the Company.

                  (b) "CAUSE" means:

                  (i) the conviction of Employee of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any Subsidiary;

                  (ii) the commission by Employee of intentional wrongful damage to property of the Company or any Subsidiary; or

                  (iii) intentional wrongful disclosure by Employee of secret processes or confidential information of the Company or any Subsidiary;

and any such act shall have been demonstrably and materially harmful to the Company.

                  For purposes of this Agreement, no act or failure to act on the part of Employee shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel (if Employee chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, Employee had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of Employee or his beneficiaries to contest the validity or propriety of any such determination.

                  (c) "TERMINATION FOR CAUSE" means the Company's termination of Employee's employment for Cause.

                  (d) "TERMINATION FOR DISABILITY" means the Company's termination of Employee's employment on account of Employee's having become (as determined by the Board in good faith) permanently disabled within the meaning of the long-term disability plan of the Company in effect for, or applicable to, Employee.

                  (e) "TERMINATION WITHOUT CAUSE" means the Company's termination of Employee's employment other than a Termination for Disability or a Termination for Cause.

                  3. SEVERANCE PAYMENTS. (a) Subject to paragraphs 4 and 9 hereof, if Employee's employment with the Company or any Subsidiary is terminated during the Term on account of a Termination without Cause, the Company shall pay to Employee a lump sum payment equal to twelve (12) times Employee's monthly base salary at the time of such termination. In addition, subject to paragraphs 4 and 9 hereof, for a period of twelve (12) months following the termination of Employee's employment on account of a Termination without Cause during the Term, the Company shall arrange to provide Employee and Employee's dependents and beneficiaries, at the Company's cost, with those welfare benefits to which Employee or any of his dependents or beneficiaries is entitled pursuant to the requirements of Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended, as in effect on the date of this Agreement. For purposes of this paragraph 3, Employee shall not be deemed to have ceased to be an employee of the Company and any Subsidiary by reason of the transfer of Employee's employment between the Company and any Subsidiary, or among any Subsidiaries.

                  (b) Without limiting the rights of Employee at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" as quoted from time to time during the relevant period in the Midwest Edition of THE WALL STREET JOURNAL plus one percent (1%). Such interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

                  4. OPERATION OF AGREEMENT. No payments will be made to Employee hereunder if Employee receives severance compensation pursuant to the Letter Agreement, dated _________, 2000, between the Company and Employee relating to the termination of Employee's employment in connection with a change in control of the Company (the "CHANGE IN CONTROL AGREEMENT"). In the event Employee becomes entitled to receive any severance compensation under the terms of the Change in Control Agreement, this Agreement shall terminate immediately and shall be of no further force or effect.

                  5. NO MITIGATION OBLIGATION. The Company hereby acknowledges that it will be difficult and may be impossible for Employee to find reasonably comparable employment following Employee's termination of employment. Accordingly, the payment of the severance compensation by the Company to Employee in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable, and Employee will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of Employee hereunder or otherwise.

                  6. CONFIDENTIALITY. (a) During the Term, the Company agrees that it will disclose to Employee its confidential or proprietary information (as defined in this paragraph 6) to the extent necessary for Employee to carry out Employee's obligations to the Company. Employee hereby covenants and agrees that, following the date on which Employee's employment with the Company terminates, Employee will not, without the prior written consent of the Company, disclose to any person not employed by the Company, or use in connection with engaging in competition with the Company, any confidential or proprietary information of the Company. For purposes of this Agreement, the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by the Company and that is not publicly available (other than by Employee's breach of this paragraph 6) or generally known to persons engaged in businesses similar or related to those of the Company. Confidential or proprietary information will include, without limitation, the Company's financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, and all other secrets and all other information of a confidential or proprietary nature. For purposes of the preceding two sentences, the term "Company" will also include any Subsidiary. The foregoing obligations imposed by this paragraph 6 will not apply (i) during the Term, in the course of the business of, and for the benefit of, the Company, (ii) if such confidential or proprietary information will have become, through no fault of Employee, generally known to the public or (iii) if Employee is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).

                  (b) Employee and the Company agree that the covenants contained in this paragraph 6 are reasonable under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction any such covenant is not reasonable in any respect, such court will have the right, power and authority to excise or modify any provision or provisions of such covenants as to the court will appear not reasonable and to enforce the remainder of the covenants as so amended. Employee acknowledges and agrees that the remedy at law available to the Company for breach of any of his obligations under this paragraph 6 would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Employee acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law, in equity or under this Agreement, upon adequate proof of his violation of any such provision of this Agreement, the Company will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

                  7. NON-COMPETE, NON-SOLICITATION.

                  (a) For a period of two years following the date on which Employee's employment with the Company terminates, Employee shall not, directly or indirectly, do or suffer to be done any of the following: own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with any other corporation, partnership, proprietorship, firm, association, or other business entity, or otherwise engage in any business, which is in competition with the Company's business; PROVIDED, HOWEVER, that the ownership of not more than one percent of any class of publicly-traded securities of any entity shall not be deemed a violation of this Agreement. For purposes of this Agreement, the "Company's business" shall mean any business in which the Company actively engages now, and any business in which the Company has actively engaged in the two (2) year period prior to the date hereof, including, without limitation, the discovery and development of (i) products designed to inhibit post surgical scarring and adhesions, (ii) a proprietary monoclonal antibody to treat anti-inflammatory disorders and (iii) small molecule drug candidates to modulate the cognitive state of the nervous system and to treat symptoms of schizophrenia.

                  (b) Employee agrees that, for a period of two years following the date on which Employee's employment with the Company terminates, he will not, without the consent of the Company, (i) employ, assist in employing, or otherwise engage in a joint venture, partnership or other business enterprise with any person who is, or has been in the 12 month period prior to such individual's association with Employee, an employee or officer of the Company, or any of its affiliated, related or subsidiary entities, unless such employee was involuntarily terminated by the Company, or (ii) induce any person who is an employee, officer or agent of the Company, or any of its affiliated, related, or subsidiary entities, to terminate such relationship.

                  (c) In the event Employee shall violate any provision of this paragraph 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities as set forth in such provision, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease. The foregoing shall in no way limit the Company's rights under paragraph 8 of this Agreement.

                  (d) Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this paragraph 7 and this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Employee. Employee further acknowledges that his obligations in this paragraph 7 are made in consideration of, and are adequately supported by, the payments by the Company to Employee provided for herein.

                  8. ENFORCEMENT. Employee and the Company agree that the covenants contained in paragraphs 6 and 7 are reasonable under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction any such covenant is not reasonable in any respect, such court will have the right, power and authority to excise or modify any provision or provisions of such covenants as to the court will appear not reasonable and to enforce the remainder of the covenants as so amended. Employee acknowledges and agrees that the remedy at law available to the Company for breach of any of his obligations under paragraphs 6 and 7 would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Employee acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law, in equity or under this Agreement, upon adequate proof of his violation of any such provision of this Agreement, the Company will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

                  9. RELEASE. Notwithstanding anything herein to the contrary, the Company shall not be obligated to make any payment or provide any benefit under paragraph 3(a) hereof unless Employee executes a release of all current or future claims, known or unknown, arising on or before the date of the release against the Company, its Subsidiaries and its officers substantially in the form attached hereto as Exhibit A, with such changes therein and modifications thereto as the Company, in the exercise of its reasonable judgment, may determine to be required by applicable law or rule in any jurisdiction.

                  10. EMPLOYMENT RIGHTS. Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company or Employee to have Employee remain in the employment of the Company or any Subsidiary.

                  11. WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling.

                  12. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight carrier or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  NOTICES TO EMPLOYEE:


                  --------------------

                  --------------------

                  --------------------

                  NOTICES TO THE COMPANY:

                  Gliatech Inc.
                  23420 Commerce Park Road
                  Cleveland, Ohio  44122

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

                  13. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein; PROVIDED, HOWEVER, that if the release agreement executed by Employee pursuant to paragraph 9 hereof is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, this Agreement shall be null and void and the Company shall have no obligation to provide Employee any of the benefits described herein.

                  14. COMPLETE AGREEMENT.

                  (a) Except as provided in paragraph 14(b) hereof, this Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (b) Notwithstanding paragraph 14(a) hereof, this Agreement shall not supersede or preempt the Employee Confidentiality Agreement entered into between the Company and Employee, dated as of ___________ (the "CONFIDENTIALITY AGREEMENT"), and the Confidentiality Agreement shall continue in full force and effect; PROVIDED, HOWEVER, that effective upon the termination of Employee's employment with the Company, paragraphs 7 and 8 of the Confidentiality Agreement shall be superseded and preempted by paragraphs 6 and 7 of this Agreement and such paragraphs 7 and 8 of the Confidentiality Agreement shall be of no further force or effect.

                  15. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

                  16. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any of his or its rights or delegate any of his or its obligations hereunder without the prior written consent of the other party. Employee hereby consents to the assignment by the Company of all of its rights and obligations hereunder to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company's assets, provided such transferee or successor assumes the liabilities of the Company hereunder.

                  17. CHOICE OF LAW. This Agreement shall be governed by the internal law, and not the laws of conflicts, of the State of Delaware.

                  18. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.


                                                              GLIATECH INC.



Date:                                           By
     -----------------------                      ------------------------------
                                                NAME
                                                    ----------------------------
                                                TITLE
                                                     ---------------------------



Date:
     -----------------------                    --------------------------------
                                                [---------------------]